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                                  EXHIBIT J(2)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 33-21660) of our report dated September 21, 1999 on our audits of the financial statements and financial highlights of AmSouth Equity Income Fund, AmSouth Equity Fund, AmSouth Enhanced Market Fund, AmSouth Capital Growth Fund, AmSouth Select Equity Fund, AmSouth Regional Equity Fund, AmSouth Small Cap Fund, AmSouth Balanced Fund, AmSouth Limited Maturity Fund, AmSouth Government Income Fund, AmSouth Bond Fund, AmSouth Municipal Bond Fund, AmSouth Florida Tax-Free Fund, AmSouth U.S. Treasury Fund, AmSouth Prime Obligations Fund, AmSouth Institutional Prime Obligations Fund and AmSouth Tax-Exempt Fund (separate portfolios constituting the AmSouth Mutual Funds) which report is included in the Annual Report to Shareholders for the year ended July 31, 1999. We also consent to references to our Firm under the caption "Financial Highlights" in the Prospectuses and under the caption "Independent Accountants" in the Statements of Additional Information in this Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 33-21660).


Columbus, Ohio
November 22, 1999